Exhibit 21.1

                           Subsidiaries of the Company


Name of Subsidiary                                   State of Incorporation
------------------                                   ----------------------

Disc Graphics Label Group, Inc.                               Delaware

Four Seasons Litho, Inc.                                      New York

Cosmetic Sampling Technologies, Inc.                          Delaware



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